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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

                                   DATED AS OF

                                 APRIL __, 2005

                                  BY AND AMONG

                         INTERNATIONAL COAL GROUP, INC.,

                                ICG HOLDCO, INC.

                                       AND

                          THE HOLDERS IDENTIFIED HEREIN

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                                TABLE OF CONTENTS

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ARTICLE I.   DEFINITIONS AND CERTAIN INTERPRETATIVE MATTERS...................   1

      1.1    Definitions......................................................   1

ARTICLE II.  DEMAND REGISTRATION..............................................   4

      2.1    Right to Demand Registration.....................................   4

      2.2    Blackout Period..................................................   5

      2.3    Effective Demand Registrations...................................   6

      2.4    Revocation of Demand Registration................................   6

      2.5    Continuous Effectiveness of Registration Statement...............   6

      2.6    Underwritten Demand Registration.................................   7

ARTICLE III. PIGGYBACK REGISTRATION...........................................   7

      3.1    Right to Piggyback...............................................   7

      3.2    Priority on Piggyback Registrations..............................   7

      3.3    Withdrawal of Piggyback Registration.............................   8

ARTICLE IV.  PROCEDURES AND EXPENSES..........................................   9

      4.1    Registration Procedures..........................................   9

      4.2    Information from Holders.........................................  11

      4.3    Suspension of Disposition........................................  12

      4.4    Registration Expenses............................................  13

ARTICLE V.   INDEMNIFICATION..................................................  13

      5.1    Indemnification by the Company...................................  13

      5.2    Indemnification by Holders.......................................  14

      5.3    Conduct of Indemnification Proceedings...........................  14

      5.4    Contribution, etc................................................  15

ARTICLE VI.  RULE 144.........................................................  16

ARTICLE VII. PARTICIPATION IN UNDERWRITTEN OFFERINGS..........................  16

ARTICLE VIII. MISCELLANEOUS...................................................  16

      8.1    Notices..........................................................  16

      8.2    Confidentiality..................................................  17

      8.3    Assignment.......................................................  17

      8.4    No Third-Party Beneficiaries.....................................  17
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                                      -i-

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                                TABLE OF CONTENTS
                                  (continued)

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8.5    Entire Agreement.................................................  18

8.6    Amendment and Waiver.............................................  18

8.7    Counterparts.....................................................  18

8.8    Severability.....................................................  18

8.9    Governing Law....................................................  18

8.10   Specific Performance.............................................  18

8.11   Further Assurances...............................................  18

8.12   Consummation of Mergers..........................................  18
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                                      -ii-

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                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April , 2005, is made by and among International Coal Group, Inc., a Delaware corporation (the "Company"), ICG Holdco, Inc., a Delaware corporation ("Holdco") and wholly-owned subsidiary of the Company and the Holders listed on the signature pages hereto or as may be updated from time to time on Schedule A.

                                    RECITALS

      A. In connection with the consummation of the purchase by the Company of certain assets of Horizon Natural Resources Company and certain of its subsidiaries, (i) WLR Coal Holdings, LLC ("WLR Holdings"), a wholly owned subsidiary of WLR, was issued an aggregate of 10,804,172 shares (the "WLR Shares") of the common stock ("Common Stock") of the Company and (ii) the Investors were each issued the aggregate number of shares of Common Stock indicated on the signature page hereof (all such shares of Common Stock, the "Investor Shares").

      B. As a result of the merger on December 1, 2004, of WLR Holdings with and into the Company, the WLR Shares were transferred to WLR.

      C. In connection with the business combination agreements with each of Anker Coal Group, Inc. and CoalQuest Development, LLC executed on March 31, 2005, the Company agreed to merge with an indirect subsidiary of Holdco thereby becoming an indirect subsidiary of Holdco and making Holdco the parent holding company.

      C. Pursuant to that certain Standby Funding Commitment (the "Commitment") dated as of July 8, 2004 among WLR Holdings, the Company and the Investors, the Company agreed to enter into a registration rights agreement on the terms set forth in therein

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and in the Commitment, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

           Article I. Definitions and Certain Interpretative Matters

      1.1 Definitions. For purposes of this Agreement, the following terms have the following meanings:

            (a)   "Advice": As defined in Section 4.3.

            (b)   "Affiliate": As defined in Rule 12b-2 under the Exchange Act.

            (c)   "Agreement": As defined in the introductory paragraph hereof.

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            (d)   "Blackout Period": Any period during which, in accordance with
Section 2.2, the Company is not required to effect the filing of a Registration Statement or is entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement.

            (e) "Business Day": Any day, other than a Saturday or Sunday, on which national banking institutions in New York, New York, are open.

            (f) "Certificate of Incorporation": The Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

            (g)   "Commitment": As defined in Recital C.

            (h)   "Common Stock": As defined in Recital A.

            (i)   "Company": As defined in the introductory paragraph hereof.

            (j) "Exchange Act": The Securities Exchange Act of 1934, as amended.

            (k) "Filing Date": (i) With respect to a Registration Statement to be filed on Form S-1 (or any applicable successor form) in connection with an Initial Public Offering, not later than 180 days after receipt by the Company of a request for such Registration Statement, (ii) with respect to a Registration Statement to be filed on S-1 (or any applicable successor form) in connection with a Public Offering other than an Initial Public Offering or on Form S-3 (or any applicable successor form), not later than 90 days after receipt by the Company of a request for such Registration Statement and (iii) with respect to a Registration Statement to be filed other than on Form S-1 or Form S-3 (or any applicable successor form), not later than 120 days after receipt by the Company of a request for such Registration Statement.

            (l)   "Holdco": As defined in the introductory paragraph hereof.

            (m) "Holders": WLR or one of its Affiliates or an Investor or one of its Affiliates, in each case if such Affiliate becomes the owner of Registrable Securities and has become a party to this Agreement.

            (n) "Initial Public Offering": means the Company's first Public Offering.

            (o)   "Indemnified Party": As defined in Section 5.3.

            (p)   "Indemnifying Party": As defined in Section 5.3.

            (q)   "Investor": The initial Holders other than WLR.

            (r)   "Investor Shares": As defined in Recital A.

            (s)   "Losses": As defined in Section 5.1.

            (t)   "NYSE": The New York Stock Exchange

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            (u)   "Other Holders" Any Person having rights to participate in a registration of the Company's securities.

            (v) "Person": Any individual, corporation, general or limited partnership, limited liability company, joint venture, trust or other entity or association, including without limitation any governmental authority.

            (w)   "Piggyback Notice": As defined in Section 3.1.

            (x)   "Piggyback Registration": As defined in Section 3.1.

            (y) "Prospectus": The prospectus included in the applicable Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

            (z) "Public Offering": means any primary public offering of Common Stock by the Company pursuant to an effective Registration Statement under the Securities Act, other than pursuant to a registration statement in Form S-4 or S-8 or any successor or similar form.

            (aa) "Registrable Securities": (i) the WLR Shares and the Investor Shares and (ii) any securities paid, issued or distributed in respect of any such shares by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Registrable Securities, such securities will irrevocably cease to constitute "Registrable Securities" upon the earliest to occur of: (A) the date on which the securities are disposed of pursuant to an effective registration statement under the Securities Act; (B) the date on which the securities are distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (C) the date on which the securities may be freely sold publicly without either registration under the Securities Act or compliance with any restrictions, including without limitation restrictions as to volume or manner of sales, under Rule 144(k) (or any successor provision); (D) the date on which the securities have been transferred to any Person other than a Holder; or (E) the date on which the securities cease to be outstanding.

            (bb)  "Registration Expenses": As defined in Section 4.4.

            (cc) "Registration Statement": Any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

            (dd) "Required Period": With respect to a "shelf registration" requested pursuant to Section 2.1(b), two years following the first day of effectiveness of such Registration Statement, and with respect to any other Registration Statement, (a) at any time following the first anniversary of the Effective Date and on or before the fifth anniversary of the date of this Agreement, 180 days following the first day of effectiveness of such Registration Statement and

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(b) at any time following the fifth anniversary of the date of this Agreement,
90 days following the first day of effectiveness of such Registration Statement.

            (ee) "Rule 144": Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            (ff)  "SEC": The Securities and Exchange Commission.

            (gg)  "Securities Act": The Securities Act of 1933, as amended.

            (hh) "Underwritten Registration" or "Underwritten Offering": A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

            (ii)  "WLR": WLR Recovery Fund II, L.P.

            (jj) Certain Interpretative Matters. Unless the context otherwise requires, (a) all references to Articles or Sections are to Articles or Sections of this Agreement, (b) each term defined in this Agreement has the meaning assigned to it, (c) all uses of "herein," "hereto," "hereof" and words similar thereto in this Agreement refer to this Agreement in its entirety, and not solely to the Article, Section or provision in which it appears, (d) "or" is disjunctive but not necessarily exclusive, and (e) words in the singular include the plural and vice versa. Unless otherwise specified, the use of the term "day" will be deemed to be a calendar day and not a Business Day.

                        Article II. Demand Registration

      2.1   Right to Demand Registration.

            (a) At any time and from time to time, WLR or any Investor or group of Investors representing 20% of all Registrable Securities may request in writing that the Company effect the registration of all or part of such Holders' Registrable Securities with the SEC under and in accordance with the provisions of the Securities Act (which written request will specify (i) the then current name and address of such Holder or Holders, (ii) the aggregate number of shares of Registrable Securities requested to be registered, (iii) the total number of shares of Common Stock then held by such Holder or Holders, and (iv) the means of distribution). The Company will file a Registration Statement covering such Holder's or Holders' Registrable Securities requested to be registered as promptly as practicable (and, in any event, by the applicable Filing Date) after receipt of such request; provided, however, that the Company will not be required to take any action pursuant to this Article II:

                  (A) if such request is made by WLR and prior to the date of such request, the Company has effected three registrations pursuant to this Article II upon the request of WLR;

                  (B) if such request is made by an Investor and prior to the date of such Investor's request, the Company has effected one registration pursuant to this Article II upon the request of such Investor;

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                  (C)   if such request is made by a group of Investors
            representing 20% of all Registrable Securities and prior to the date of such request, the Company has effected two registrations pursuant to this Article II upon the request of a group of Investors;

                  (D) if the Company has effected a registration within the 180-day period preceding such request;

                  (E) if a Registration Statement is effective at the time such request is made pursuant to which the Holder or Holders that requested registration could effect the disposition of such Holder's or Holders' Registrable Securities in the manner requested;

                  (F) in the case of an Underwritten Offering, if the Registrable Securities requested to be registered have an aggregate then-current market value of less than $75.0 million (before deducting underwriting discounts and commission); or

                  (G)   during the pendency of any Blackout Period.

            (b) If a Holder or Holders request that the Company effect a registration pursuant to this Section 2.1 and the Company is at such time eligible to use Form S-3, the Holder or Holders making such request may specify that the requested registration be a "shelf registration" for an offering on a delayed or continuous basis pursuant to Rule 415 of the Securities Act.

      2.2   Blackout Period.

            (a) Notwithstanding anything contained in Section 2.1 to the contrary, if (i) at any time during which Holders may request a registration pursuant to Section 2.1, the Company files or proposes to file a registration statement with respect to an offering of equity securities of the Company for its own account and (ii) with reasonable prior notice (A) the Company (in the case of an offering that is not an Underwritten Offering) advises the Holders that the Board of Directors of the Company has determined, in the good faith exercise of its reasonable business judgment, that a sale or distribution of Registrable Securities would adversely affect such offering or (B) the managing underwriter, if any, advises the Company in writing (in which case the Company will notify the Holders) that a sale or distribution of Registrable Securities would adversely affect such offering, then the Company will not be obligated to effect the initial filing of a Registration Statement pursuant to Section 2.1 beginning the 30 days prior to the date the Company in good faith estimates will be the date of the filing of, and ending on the date which is 90 days following the effective date of, such registration statement; provided that, if the registration to be effected under this Article II is the Company's Initial Public Offering, the Company will not be obligated to effect the initial filing of a Registration Statement pursuant to Section 2.1 beginning the 90 days prior to the date the Company in good faith estimates will be the date of the filing of the Registration Statement.

            (b) Notwithstanding anything contained in Section 2.1 to the contrary, if the Board of Directors of the Company determines, in the good faith exercise of its reasonable

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business judgment, that the registration and distribution of Registrable
Securities (i) would materially impede, delay or interfere with any financing, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries or (ii) would require disclosure of non-public material information, the disclosure of which would materially and adversely affect the Company, the Company will promptly give the Holders written notice of such determination and will be entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement for a reasonable period of time not to exceed 90 days.

            (c) Notwithstanding anything contained in this Section 2.2 to the contrary, there will be no more than two Blackout Periods during any consecutive 12-month period during the time in which Holders may request a registration pursuant to Section 2.1.

      2.3   Effective Demand Registrations.

            (a) The Company may satisfy its obligations under Section 2.1 by amending (to the extent permitted by applicable law) any registration statement previously filed by the Company under the Securities Act so that such amended registration statement will permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand for registration has been properly made under Section 2.1. If the Company so amends a previously filed registration statement, it will be deemed to have effected a registration for purposes of
Section 2.1.

            (b) Except as provided in Section 2.4, a registration requested pursuant to Section 2.1 will not be deemed to be effected for purposes of
Section 2.1 if it has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder and kept effective as contemplated by Section 2.5.

      2.4 Revocation of Demand Registration. Holders of at least a majority of the Registrable Securities to be included in a Registration Statement pursuant to Section 2.1 may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke its or their request to have Registrable Securities included therein by providing a written notice to the Company. In the event such Holders of Registrable Securities revoke such request, either (i) the Holders of Registrable Securities who revoke such request shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement or (ii) the requested registration that has been revoked will be deemed to have been effected for purposes of Section 2.1; provided, however, that, if such revocation was based on the Company's failure to comply in any material respect with its obligations hereunder, such reimbursement will not be required and the requested registration that has been revoked will not be deemed to have been effected for purposes of Section 2.1.

      2.5 Continuous Effectiveness of Registration Statement. The Company will use its reasonable best efforts to keep a Registration Statement that has become effective as contemplated by this Article II continuously effective for (a) at least the Required Period (subject to extension pursuant to Section 4.3) or (b) such shorter period that will terminate when all Registrable Securities covered by such Registration Statement (i) have been sold pursuant to such Registration Statement or (ii) cease to be Registrable Securities; provided, however, that in

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no event will such period expire prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder.

      2.6 Underwritten Demand Registration. In the event that a registration requested pursuant to Section 2.1 is to be an Underwritten Registration, the managing underwriter of the Underwritten Offering relating thereto will be selected, after consultation with the Company, by the Holders of at least a majority of the Registrable Securities proposed to be included in such Underwritten Registration. All Holders proposing to distribute their securities through an Underwritten Offering agree to enter into an underwriting agreement with the underwriters, provided that the underwriting agreement is in customary form and reasonably acceptable to the Holders of a majority of the Registrable Securities to be included in the Underwritten Offering.

                      Article III. Piggyback Registration

      3.1 Right to Piggyback. If at any time, and from time to time, the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity securities (other than a registration statement (a) on Form S-4, Form S-8 or any successor forms thereto or (b) filed solely in connection with an offering made solely to existing stockholders or employees of the Company), whether or not for its own account, then the Company will give written notice (the "Piggyback Notice") of such proposed filing to the Holders at least 45 days before the anticipated filing date. Such notice will offer the Holders the opportunity to register such amount of Registrable Securities as each Holder may request on the same terms and conditions as the registration of the Company's or Other Holders' securities, as the case may be (a "Piggyback Registration"). The Company will include in each Piggyback Registration all Registrable Securities for which the Company has received written requests for inclusion within 15 days after delivery of the Piggyback Notice, subject to Section 3.2.

      3.2 Priority on Piggyback Registrations. If the Piggyback Registration is an Underwritten Offering, the Company will cause the managing underwriter of that proposed offering to permit the Holders that have requested Registrable Securities to be included in the Piggyback Registration to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advises the Company and the selling Holders that, in its good faith determination, the total amount of securities that the Company, such Holders and any Other Holders propose to include in such offering is such as to materially and adversely affect the success of such Underwritten Offering, then:

            (a) if such Piggyback Registration is a primary registration by the Company for its own account, the Company will include in such Piggyback
Registration: (i) first, all securities to be offered by the Company; (ii) second, up to the full amount of securities requested to be included in such Piggyback Registration by the Holders and any Other Holders having registration rights on a pari passu basis, allocated pro rata among such holders, on the basis of the amount of securities requested to be included therein by each such holder; and (iii) third, up to the full amount of securities requested to be included in such Piggyback Registration by any Other Holders in accordance with the priorities, if any, then existing among the Company and the Other Holders so that the total amount of securities to be included in such Underwritten

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Offering is the full amount that, in the opinion of such managing underwriter, can be sold without materially and adversely affecting the success of such Underwritten Offering; and

            (b) if such Piggyback Registration is an underwritten secondary registration for the account of holders of securities of the Company, the Company will include in such registration: (i) first, all securities of the Persons exercising "demand" registration rights requested to be included therein; (ii) second, up to the full amount securities proposed to be included in the registration by the Company, (iii) third, up to the full amount of securities requested to be included in such Piggyback Registration by the Holders and any Other Holders having registration rights on a pari passu basis, allocated pro rata among such holders, on the basis of the amount of securities requested to be included therein by each such holder; and (iv) fourth, up to the full amount of securities requested to be included in such Piggyback Registration by the Other Holders in accordance with the priorities, if any, then existing among the Company and the Other Holders so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the written opinion of such managing underwriter, can be sold without materially and adversely affecting the success of such Underwritten Offering.

            (c) If so requested (pursuant to a timely written notice) by the managing underwriter in any Underwritten Offering the Holders participating in such Underwritten Offering will agree not to effect any public sale or distribution (or any other type of sale as the managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering) of any such Registrable Securities, including a sale pursuant to Rule 144 (but excluding any Registrable Securities included in such Underwritten Offering), during the 10 days prior to, and during the 90 days (or such additional period as the managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering) following, the closing date of such Underwritten Offering. In the event of such a request, the Company may impose, during such period, appropriate stop-transfer instructions with respect to the Registrable Securities subject to such restrictions.

      3.3   Withdrawal of Piggyback Registration.

            (a) If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with the Piggyback Registration, the Company determines for any reason not to register or to delay the Piggyback Registration, the Company may, at its election, give written notice of its determination to all Holders, and (i) in the case of a determination not to register, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned Piggyback Registration, without prejudice, and (ii) in the case of a determination to delay the Piggyback Registration, will be permitted to delay the registration for a period not exceeding 180 days.

            (b) Any Holder of Registrable Securities requesting to be included in a Piggyback Registration may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw from that registration, provided, however, (i) the Holder's request must be made in writing, in the case of an Underwritten Registration, at least five Business Days prior to the anticipated effective date of the Registration Statement, or if the registration is not an Underwritten Registration, at least five Business Days prior to the

                                       8
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anticipated filing date of the Registration Statement covering the Piggyback
Registration, and (ii) the withdrawal will be irrevocable and, after making the withdrawal, a Holder will no longer have any right to include its Registrable Securities in that Piggyback Registration.

            (c) The Company shall be deemed to have satisfied its obligations with respect to any Piggyback Registration to any Holder under this Article III notwithstanding an election to withdraw under this Section 3.3.

                      Article IV. Procedures and Expenses

      4.1 Registration Procedures. In connection with the Company's registration obligations pursuant to Articles II and III, the Company will effect such registrations to permit the sale of Registrable Securities by a Holder in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as promptly as reasonably practicable:

            (a) subject to Section 2.1, prepare and file with the SEC a Registration Statement on an appropriate form under the Securities Act available for the sale of the Registrable Securities by the selling Holders in accordance with the intended method or methods of distribution thereof; provided, however, that the Company will, before filing, furnish to each selling Holder and the managing underwriter, if any, copies of the Registration Statement or Prospectus proposed to be filed;

            (b) subject to Section 2.5, prepare and file with the SEC any amendments and post-effective amendments to the Registration Statement as may be necessary and any supplements to the Prospectus as may be required, in the opinion of the Company and its counsel, by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until the earlier of (i) all Registrable Securities covered by the Registration Statement are sold in accordance with the intended plan of distribution set forth in the Registration Statement or supplement to the Prospectus or (ii) the termination of the Required Period;

            (c) promptly following its actual knowledge thereof, notify the selling Holders and the managing underwriter, if any,

                  (i) when a Prospectus or any Prospectus supplement or amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the Registration Statement has become effective,

                  (ii) of any request by the SEC or any other governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information,

                  (iii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,

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                  (iv)  of the receipt by the Company of any written
      notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose,

                  (v) of the occurrence of any event which makes any statement made in the Registration Statement or Prospectus untrue in any material respect or which requires the making of any changes in a Registration Statement or Prospectus or other documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and

                  (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate;

            (d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable date;

            (e) furnish to each selling Holder and the managing underwriter, if any, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding all schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits);

            (f) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders, the managing underwriter, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the selling Holders or the managing underwriter reasonably request in writing and maintain each registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; provided, however, the Company will not be required to qualify generally to do business in any jurisdiction in which it is not then so qualified or take any action which would subject it to general service of process or taxation in any jurisdiction in which it is not then so subject;

            (g) as promptly as practicable upon the occurrence of any event contemplated by Section 4.1(c)(v) or 4.1(c)(vi) hereof, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (h) in the case of an Underwritten Offering, enter into customary and reasonable agreements (including an underwriting agreement) and take all other actions reasonably necessary or desirable to expedite or facilitate the disposition of the Registrable Securities, and in connection therewith:

                  (i) use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) are reasonably satisfactory to the managing underwriter, if any, and each selling Holder addressed to each selling Holder and the managing underwriter covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by any selling Holder or any underwriter, and

                  (ii) use its reasonable best efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to the each selling Holder and the managing underwriter covering the matters customarily covered in "comfort" letters in connection with Underwritten Offerings;

            (i) upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative of each selling Holder and any underwriter participating in any disposition of Registrable Securities and any attorney or accountant retained by any selling Holder or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration Statement; and

            (j) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 4(j) if it has satisfied the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act).

      4.2   Information from Holders.

            (a) The Company may require each selling Holder that has requested inclusion of its Registrable Securities in any Registration Statement to furnish to the Company such information regarding such Holder and its plan and method of distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing. The Company may refuse to proceed with the registration of such Holder's Registrable Securities if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.

            (b) Each selling Holder will as expeditiously as possible (i) notify the Company of the occurrence of any event that makes any statement made in a Registration Statement or Prospectus regarding such selling Holder untrue in any material respect or that requires the making of any changes in a Registration Statement or Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus.

            (c) With respect to any Registration Statement for an Underwritten Offering, the inclusion of a Holder's Registrable Securities therein will be conditioned upon such Holder's participation in such Underwritten Offering and the execution and delivery by such Holder of an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings.

      4.3   Suspension of Disposition.

            (a) Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4.1(c)(ii), 4.1(c)(iii), 4.1(c)(iv), 4.1(c)(v) or 4.1(c)(vi), such Holder will discontinue disposition of Registrable Securities covered by a Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.1(g) or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. In the event the Company shall give any such notice, the period of time for which a Registration Statement must remain effective as set forth in Section 2.5 will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement has received (i) the copies of the supplemented or amended Prospectus contemplated by Section 4.1(g) or (ii) the Advice.

            (b) Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the happening of an event specified in
Section 2.2(b), disclosure of which would be required in the Registration Statement and the Board of Directors of the Company has determined in the good faith exercise of its reasonable business judgment that disclosure would adversely affect the Company, such selling Holder will discontinue disposition of Registrable Securities covered by a Registration Statement or Prospectus until the earlier to occur of the Holder receives (i) copies of a supplemented or amended Prospectus describing the event giving rise to the aforementioned suspension or (ii) (A) notice in writing from the Company that the use of the applicable Prospectus may be resumed and (B) copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the periods during which the offer and sale of Registrable Securities is discontinued shall not exceed two 90-day periods during any 12-month period. In the event the Company gives any such notice, the period of time for which a Registration Statement must remain effective as set forth in Section 2.1 will be extended by the number of days during the time period from and including the date of giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement receives (i) a supplemented or amended Prospectus describing the event giving rise to the aforementioned suspension or (ii) notice from the Company that use of the applicable Prospectus may resume.

      4.4   Registration Expenses.

            (a) Subject to Section 2.4, all fees and expenses incurred by the Company in complying with Articles II, III and Section 4.1 ("Registration Expenses") will be borne by the Company. These fees and expenses will include without limitation (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel for the underwriters and selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriter or underwriters, if any, or the selling Holders may designate)), (ii) printing expenses (including without limitation the expenses of printing certificates for securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the selling Holders), (iii) fees and disbursements of counsel for the Company, (iv) reasonable fees and disbursements (not to exceed $50,000) of one counsel for all selling Holders collectively (which counsel will be selected by the Holders holding a majority of the securities sought to be included in the Registration Statement), (v) fees and disbursements of all independent certified public accountants referred to in Section 4.1(h)(iii) (including the expenses of any special audit and "comfort" letters required by or incident to such performance) and (vi) fees and expenses of all other Persons retained by the Company. In addition, the Company will pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange, if any, on which similar securities issued by the Company are then listed or the quotation of such securities on NYSE if similar securities issued by the Company are then quoted on NYSE.

            (b) Notwithstanding anything contained herein to the contrary, (i) all costs and fees of counsel (except as specifically set forth in Section 4.4(a)) and experts retained by the selling Holders and (ii) all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities will be borne by the Holder owning such Registrable Securities.

            (c) Notwithstanding anything contained herein to the contrary, each selling Holder may have its own separate counsel in connection with the registration of any of its Registrable Securities, which counsel may participate therein to the full extent provided herein; provided, however, that all fees and expenses of such separate counsel will be paid for by such selling Holder.

                           Article V. Indemnification

      5.1 Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder owning Registrable Securities registered pursuant to this Agreement, its officers, directors, agents and employees, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, owners, agents and employees of any such controlling Person, from and against all losses, claims, damages, liabilities, costs (including without limitation reasonable attorneys' fees and disbursements) and expenses (collectively, "Losses") arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided, however, that the Company will not be liable to any Holder to the extent that any Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (i) (A) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder of a Registrable Security to the Person asserting the claim from which such Losses arise and (B) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission or (ii) the untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company, if the Holder was furnished with copies of the Prospectus as so amended or supplemented and the Holder thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Losses arise.

      5.2 Indemnification by Holders. Each Holder (severally and not jointly) will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, owners, agents and employees of any such controlling Person, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any Holder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

      5.3 Conduct of Indemnification Proceedings. If any Person becomes entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party will give prompt notice to the party from which indemnity is sought (the "Indemnifying Party") of any claim or of the commencement of any action or proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. If such an action or proceeding is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the Indemnified Party promptly after receiving the notice referred to in the immediately preceding sentence, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless (i) the employment of the counsel has been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has not employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of such action or proceeding within a reasonable time after notice of commencement thereof, or (iii) the Indemnified Party reasonably concludes, based upon the opinion of counsel, that there may be defenses or actions available to it which are different from or in addition to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to the Indemnified Party. If any of the events specified in clause (i), (ii) or (iii) of the immediately preceding sentence are applicable, then the reasonable fees and expenses of separate counsel for the Indemnified Party will be borne by the Indemnifying Party; provided, however, that in no event will the Indemnifying Party be liable for the fees and expenses of more than one separate firm for all Indemnified Parties. If, in any case, the Indemnified Party employs separate counsel, the Indemnifying Party will not have the right to direct the defense of the action or proceeding on behalf of the Indemnified Party. All fees and expenses required to be paid to the Indemnified Party pursuant to this Article V will be paid periodically during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the Indemnifying Party in respect of any particular Loss that is incurred. Notwithstanding anything contained in this Section 5.3 to the contrary, an Indemnifying Party will not be liable for the settlement of any action or proceeding effected without its prior written consent. The Indemnifying Party will not, without the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Article V, unless such judgment, settlement or other termination provides solely for the payment of money and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

      5.4   Contribution, etc.

            (a) If the indemnification provided for in this Article V is unavailable to an Indemnified Party under Section 5.1 or 5.2 in respect of any Losses or is insufficient to hold the Indemnified Party harmless, then each applicable Indemnifying Party (severally and not jointly), in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in the Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, the Indemnifying Party or Indemnifying Parties or the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

            (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything contained in this Section 5.4 to the contrary, an Indemnifying Party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities were sold by the selling Holder to the public exceeds the amount of any damages which such selling Holder has, in the aggregate, otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                              Article VI. Rule 144

      Upon consummation of a Public Offering, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and will cooperate with any Holder to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 (or any successor provision). Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such filing requirements. Notwithstanding the foregoing, nothing in this Article VI will require the Company to register any securities, or file any reports, under the Exchange Act if such registration or filing is not required under the Exchange Act.

              Article VII. Participation in Underwritten Offerings

      Notwithstanding anything contained herein to the contrary, no Person may participate in any Underwritten Offering pursuant to a registration hereunder unless that Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                          Article VIII. Miscellaneous

      8.1 Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be given or made by delivery in person, by overnight courier, by facsimile transmission, by electronic transmission or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party specified in a notice given in accordance with this Section 8.1):

            (a)   If to the Company:

                  International Coal Group, Inc.
                  2000 Ashland Drive
                  Ashland, Kentucky 41101
                  Facsimile: 606-920-7820
                  Attention: Chief Financial Officer

                  with a copy to:

                  Jones Day
                  222 E. 41st Street
                  New York, New York  10017
                  Facsimile: 212-755-7306
                  Attention: Randi L. Strudler

            (b) If to a Holder, to such Holder's address on file with the Company's transfer agent.

All such notices and communications will be deemed to have been delivered or given upon receipt, if delivered personally, by electronic transmission or by overnight courier; when receipt is acknowledged, if sent by facsimile transmission and three Business Days after being deposited in the mail, if mailed.

      8.2 Confidentiality. Each Holder will, and will cause its officers, directors, employees, legal counsel, accountants, financial advisors and other representatives to, hold in confidence any material nonpublic information received by them pursuant to this Agreement, including without limitation any material nonpublic information included in any Registration Statement or Prospectus proposed to be filed with the SEC or provided pursuant to Section 4.1(i). This Section 8.2 shall not apply to any information which (a) is or becomes generally available to the public, (b) was already in the Holder's possession from a non-confidential source prior to its disclosure by the Company, or (c) is or becomes available to the Holder on a non-confidential basis from a source other than the Company, provided that such source is not known by the Holder to be bound by confidentiality obligations.

      8.3 Assignment. None of the parties to this Agreement may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of each of the other parties hereto. Notwithstanding the foregoing, any Affiliate of a Holder that becomes a record owner of WLR Shares or Investor Shares, as the case may be, shall become a Holder hereunder upon its delivery to the Company of its executed joinder hereto.

      8.4 No Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      8.5 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

      8.6 Amendment and Waiver. This Agreement may not be amended or modified or any provision hereof waived except by an instrument in writing signed by all of the parties to this Agreement.

      8.7 Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each such counterpart to be deemed an original and all such counterparts, taken together, to constitute one instrument.

      8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto will endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      8.9 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

      8.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specify performance of the terms hereof, in addition to any other remedy at law or equity.

      8.11 Further Assurances. The parties hereto will do such further acts and things necessary to ensure that the terms of this Agreement are carried out and observed.

      8.12 Consummation of Mergers. Upon the consummation of the mergers as contemplated by the business combination agreements, the provisions hereof will apply to Holdco, mutatis mutandis, as they originally applied to the Company and all references to "Common Stock" herein shall thereinafter refer to the Common Stock of Holdco, par value $0.01 per share, issued to the Holders in the mergers.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

                                        INTERNATIONAL COAL GROUP, INC.

                                        By: /s/ William D. Campbell
                                           ------------------------------------
                                           Name: William D. Campbell
                                           Title: Vice President, Treasurer
                                                  and Secretary

                                        ICG HOLDCO, INC.

                                        By: /s/ William D. Campbell
                                           ------------------------------------
                                           Name: William D. Campbell
                                           Title: Vice President, Treasurer
                                                  and Secretary

                                        HOLDERS:

                                        WLR RECOVERY FUND II, L.P.

                                        By: /s/ Wilbur L. Ross
                                           ------------------------------------
                                           Name: Wilbur L. Ross
                                           Title:
                                           Shares: 10,804,172

                                        CONTRARIAN CAPITAL MANAGEMENT LLC

                                        By: /s/ John Bauer
                                           -----------------------------------
                                           Name: John Bauer
                                           Title:
                                           Shares: 15,402,865

                                        GREENLIGHT CAPITAL QUALIFIED, LP
                                        By: Greenlight Capital, LLC, its
                                            general partner

                                        By: /s/ Daniel Roitman
                                           -----------------------------------
                                           Name: Daniel Roitman
                                           Title: COO
                                           Shares: 4,768,361

                                        STARK TRADING

                                        By: /s/ Colin M. Lancaster
                                           -----------------------------------
                                           Name: Colin M. Lancaster
                                           Title: General Counsel
                                           Shares: 7,670,350

                                        SHEPERD INTERNATIONAL COAL
                                        HOLDINGS INC.

                                        By: /s/ Colin M. Lancaster
                                           -----------------------------------
                                           Name: Colin M. Lancaster
                                           Title: General Counsel
                                           Shares: 7,670,349

                                VARDE COAL INC.

                                By: /s/ Marcia L. Page
                                   ---------------------------------------------
                                Name: Marcia L. Page
                                Title: Vice President
                                15,708,755 Aggregate Shares Issued
                                9,273,755 Shares of Record on 5/13/05
                                8,573,755 Shares not under agreement to transfer

                                   Schedule A